UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2008

Horne International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3975 Univeristy Drive, Suite 100, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-641-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On September 3, 2008, Horne International, Inc. (the "Company") terminated the Stock Purchase Agreement, dated as of January 17, 2008 (the "Stock Purchase Agreement") by and among the Company, Amata, Inc. ("Amata") and Shawn F. Wurtsmith and Robert L. Cheney, the stockholders of Amata (collectively, the "Sellers") due to the failure of Amata and the Sellers to fulfill closing conditions in the Stock Purchase Agreement. .

In connection with such termination, the Company reserved all rights with respect to such termination under the Stock Purchase Agreement, and has previously demanded repayment by Amata of promissory notes in the aggregate principal amount of $897,000 issued by Amata to the Company prior to and under the terms of the Stock Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

The Company issued a press release on September 5, 2008 with respect to the termination of the Stock Purchase Agreement, which is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horne International Inc.

September 5, 2008	By:	John E. Krobath

Name: John E. Krobath
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amata Share Purchase Agreement termination press release